Exhibit 99.1

PAVmed Provides Business Update and Reports Third Quarter 2025 Financial Results

Veris Health launched commercial phase of strategic partnership and relaunched development of implantable physiological monitor

PAVmed signed letter of intent (LOI) to license groundbreaking endoscopic esophageal imaging technology

Conference call and webcast to be held today, November 13, at 8:30 AM EST

NEW YORK, November 13, 2025 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the quarter ended September 30, 2025.

Conference Call and Webcast

The webcast will take place on Thursday, November 13, 2025, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“Over the past 18 months, we have taken decisive steps to stabilize PAVmed’s corporate structure and strengthen its balance sheet, and we believe we are entering the final stages of that process,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “As our subsidiaries continue to execute and advance toward major milestones, we expect PAVmed to benefit directly from their success. Veris is progressing toward FDA submission of its implantable physiological monitor, expanding its partnership with OSU-The James, and developing new value-add capabilities beyond remote patient monitoring. Lucid remains firmly on track as it approaches transformative Medicare coverage for EsoGuard, supported by a strengthened balance sheet, continued commercial execution, and a new world-class market access team driving payor engagement. We also signed a letter of intent with Duke University to license a promising endoscopic imaging technology, adding another potential growth engine to our innovation pipeline.”

Highlights from the third quarter and recent weeks:

●	Veris launched commercial phase of strategic partnership with The Ohio State University James Cancer Hospital, advancing deployment of the Veris Cancer Care Platform.

●	Veris fully relaunched implantable physiological monitor development in preparation for a planned 2026 FDA 510(k) submission.

●	Veris completed a long-term strategic partnership with The Ohio State’s James Cancer Hospital. Integration with the hospital’s electronic health record (EHR) system is now in process, with full commercial deployment of the Veris Cancer Care Platform to commence thereafter.

●	Veris continued executing on its expanded vision, focusing on commercial expansion and value-add offerings beyond remote patient monitoring (RPM), including clinical support services and AI-based clinical decision tools such as risk stratification.

●	PAVmed signed a letter of intent to license, through a newly formed subsidiary, groundbreaking endoscopic esophageal imaging technology, as it continues to evaluate new opportunities to leverage its shared services model across diverse sectors.

●	Lucid Diagnostics announced third quarter 2025 financial results and key business developments, including:

◌	Recognized $1.2 million in EsoGuard® Esophageal DNA Test revenue for 3Q25 and processed 2,841 EsoGuard tests.
◌	Medicare Contractor Advisory Committee (CAC) meeting held where medical experts unanimously supported Medicare coverage for EsoGuard.
◌	Strengthened balance sheet with underwritten public offering of common stock, netting approximately $27.0 million in proceeds.

◌	Recruited world-class market access team focused on payor engagement, broad insurance coverage, and patient access.

Financial Results:

●	For the three months ended September 30, 2025, Operating expenses were approximately $4.8 million which include stock-based compensation expenses of $0.4 million. GAAP net loss attributable to common stockholders was approximately $6.3 million, or $(0.29) per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $0.4 million or $(0.02) per common share.

●	PAVmed had cash and cash equivalents of $3.1 million as of September 30, 2025, compared to $1.2 million as of December 31, 2024.

●	The unaudited financial results for the three and nine months ended September 30, 2025 were filed with the SEC on Form 10-Q on November 12, 2025, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2025 and 2024 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
(in thousands except per-share amounts)
Revenue	$5	$996	$19	$2,985
Operating expenses	4,849	12,574	15,022	42,285
Other (Income) Expense	1,167	(72,289)	(15,291)	(66,585)
Net (Income) Loss	6,011	(60,711)	(288)	(27,285)
Net income (loss) per common share, diluted	$(0.29)	$1.44	$(0.11)	$0.79
Net income (loss) attributable to common stockholders	(6,328)	64,316	(1,942)	30,620
Preferred Stock dividends and deemed dividends	945	83	3,606	7,740
Net income (loss) as reported	(5,383)	64,399	1,664	38,360
Adjustments:
Depreciation and amortization expense[1]	22	238	87	1,129
Interest expense, net[2]	(2)	(58)	(8)	(214)
NCI ownership share of Interest and Depreciation adjustments	—	(43)	—	(229)
EBITDA	(5,363)	64,536	1,743	39,046

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	383	1,931	1,475	5,716
Operating expenses issued in stock[1]	52	285	155	448
Gain on deconsolidation of subsidiary	—	(72,287)	—	(72,287)
Change in FV equity method investments	4,382	(407)	(5,979)	(407)
Change in FV convertible debt[2]	100	(240)	349	2,488
Loss on debt extinguishment[2]	—	1,403	58	2,535
Debt modification expense	—	—	—	2,000
NCI ownership share of non-GAAP adjustments	—	(660)	—	(1,262)
Non-GAAP adjusted (loss)	$(446)	$(5,439)	$(2,199)	$(21,723)
Non-GAAP shares outstanding, basic and diluted	21,555	10,005	17,867	9,287
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.02)	$(0.54)	$(0.12)	$(2.34)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
(in thousands except per-share amounts)
Cost of revenue	$55	$1,381	$133	$4,792
Stock-based compensation expense[3]	—	(32)	—	(112)
Net cost of revenue	55	1,349	133	4,680

Amortization of acquired intangible assets	—	82	—	559

Sales and marketing	201	2,920	668	11,472
Stock-based compensation expense[3]	(13)	(292)	(59)	(1,082)
Net sales and marketing	188	2,628	609	10,390

General and administrative	3,505	6,649	11,557	20,337
Depreciation expense	(22)	(156)	(87)	(570)
Operating expenses issued in stock	(52)	(285)	(155)	(448)
Stock-based compensation expense[3]	(332)	(1,426)	(1,276)	(3,717)
Net general and administrative	3,099	4,782	10,039	15,602

Research and development	1,088	1,542	2,664	5,125
Stock-based compensation expense[3]	(38)	(181)	(140)	(805)
Net research and development	1,050	1,361	2,524	4,320

Total operating expenses	4,849	12,574	15,022	42,285
Depreciation and amortization expense	(22)	(238)	(87)	(1,129)
Operating expenses issued in stock	(52)	(285)	(155)	(448)
Stock-based compensation expense[3]	(383)	(1,931)	(1,475)	(5,716)
Net operating expenses	$4,392	$10,120	$13,305	$34,992

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com